Exhibit 99.1

MRC Global Announces Third Quarter 2021

Earnings Release and Conference Call Schedule

HOUSTON, TX – Sept. 22, 2021 – MRC Global Inc. (NYSE: MRC) will release its third quarter 2021 results on November 8, 2021 after the market closes. In conjunction with the release, the company will host a conference call, which will be webcast, on Tuesday, November 9, 2021 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Third Quarter 2021 Earnings Conference Call

When:	Tuesday November 9, 2021 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone -- Dial 201-689-8261 and ask for the MRC Global call at least 10 minutes prior to the start time, or via webcast -- at http://www.mrcglobal.com

A replay will be available through November 23, 2021 by dialing 201-612-7415 using passcode 13722130#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves and fittings (PVF) and related infrastructure products and services to diversified end-markets including gas utilities, downstream and industrial, upstream production, midstream pipeline as well as green energy and decarbonization. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 220 locations including valve and engineering centers. The company’s unmatched quality assurance program offers 200,000 SKUs from 10,000 suppliers, simplifying the supply chain for over 12,000 customers. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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